Exhibit 21
                                                                      ----------

                   SUBSIDIARIES OF LEVCOR INTERNATIONAL, INC.


                                    Jurisdiction of
             Name                    Organization     Percentage Owned by Levcor
             ----                    ------------     --------------------------

Blumenthal/Lansing Company, LLC        Delaware                   100%

Carlyle Manufacturing Company,         Connecticut                100%
Inc.

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